Exhibit 23.2

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230-5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

Consent of Forrest A. Garb & Associates, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-149319 and 333-164346) and the Registration Statements on Form S-8 (File Nos. 333-137311 and 333-151428) of RAM Energy Resources, Inc. of the reference to our report dated February 22, 2010, which appears in the December 31, 2009 annual report on Form 10-K of RAM Energy Resources, Inc.

FORREST A. GARB & ASSOCIATES, INC.

By:	/S/ WILLIAM D. HARRIS III
William D. Harris III
CEO President

March 10, 2010